UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On June 30, 2025, Veritone, Inc. (the “Company”) entered into a securities purchase agreement (the “RDO Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which (i) the Company agreed to issue and sell to the Purchasers, in a registered direct offering (the “Registered Direct Offering”), 6,452,293 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and pre-funded warrants to purchase up to an aggregate of 1,804,587 shares of Common Stock (the “Pre-Funded Warrants”). The offering price of each Share is $1.09 per share (the “Offering Price”). The offering price of each Pre-Funded Warrant is $1.08 (equal to the Offering Price, minus $0.01, the exercise price of each Pre-Funded Warrant). The gross proceeds to the Company from the Registered Direct Offering are expected to be approximately $9.0 million, before deducting offering expenses payable by the Company. The Company will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants.

The Registered Direct Offering is expected to close on or about July 2, 2025, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Registered Direct Offering, together with existing cash and cash equivalents, for working capital and general corporate purposes including, but not limited to, capital expenditures, debt service and other business opportunities and to further develop and market its AI platform and applications.

The RDO Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the RDO Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Registered Direct Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-280148) that was originally filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2024, and that became effective on June 21, 2024 and a related base prospectus and prospectus supplement (the “Prospectus Supplement”) thereunder.

The foregoing description of the RDO Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of RDO Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Terms of the Pre-Funded Warrants

The Pre-Funded Warrants are being offered in lieu of shares of Common Stock and provide that the holder may not exercise any portion of the Pre-Funded Warrants to the extent that immediately prior to or after giving effect to such exercise, the holder (together with its affiliates) would beneficially own more than 9.99% of the Company’s outstanding Common Stock (the “Maximum Percentage”) after exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified not in excess of 19.99% (the “Maximum Cap”) in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.01 per share. Subject to the Maximum Percentage or, as applicable, the Maximum Cap, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance or resale of the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Warrant Shares”), in lieu of making cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

In the event of any reorganization, recapitalization or reclassification of Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, its consolidation or its merger with or into another person, the holders of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The foregoing description of the terms and conditions of the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by the full text of the form of Pre-Funded Warrant, a copy of which is attached hereto as Exhibit 4.1, and incorporated by reference herein.

Amendment to Term Loan

On June 30, 2025, the Company entered into a Third Amendment to Credit and Guaranty Agreement (the “Third Amendment”) to amend certain provisions of that certain Credit and Guaranty Agreement, dated as of December 13, 2023, by and among the Company, certain of its subsidiaries, as guarantors, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (as amended on April 24, 2025 and June 13, 2025, the “Credit Agreement”).

The Third Amendment provides that the minimum Consolidated Liquidity (as defined in the Credit Agreement) covenant (i) shall not be less than $5 million for the period of time beginning on June 13, 2025 and extending through August 31, 2025 and (ii) shall be increased to $15 million beginning on September 1, 2025 and extending through maturity. The Company did not pay a consent fee in connection with the Third Amendment.

Except as amended by the Third Amendment, the terms of the Credit Agreement remain in effect. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On June 30, 2025, as part of the terms of the RDO Purchase Agreement, the Company and Ryan Steelberg, the Company’s President, Chief Executive Officer and Chairman of its Board of Directors, as trustee of The RSS Living Trust dated April 6, 2012 (the “RSS Trust”) entered into a securities purchase agreement (the “Steelberg Purchase Agreement”), pursuant to which the RSS Trust agreed to purchase from the Company, and the Company agreed to issue and sell to the RSS Trust, up to 709,220 shares of the Company’s Common Stock for a gross aggregate offering price of $1.0 million, at a price per share equal to the greater of (i) $1.41 (representing the consolidated closing bid price of the Company’s Common Stock on June 27, 2025) and (ii) the consolidated closing bid price of the Company’s Common Stock on the date that is the second full trading day after the date on which the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (“Q2 Form 10-Q”) is filed with the SEC (such transaction, the “Private Placement” and such shares, the “Private Placement Shares”).

The Private Placement is expected to close on the third full trading day after the filing of the Company’s Q2 Form 10-Q with the SEC, subject to satisfaction of certain closing conditions. The Private Placement Shares will not be registered under the Securities Act, nor will such Private Placement Shares be offered pursuant to the Prospectus Supplement and are being offered pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The RSS Trust is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

The foregoing description of the Steelberg Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Steelberg Purchase Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 30, 2025, the Company issued a press release announcing the entry into of the RDO Purchase Agreement and the Steelberg Purchase Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

As of June 27, 2025, the Company had completed sales of approximately $8.1 million gross proceeds pursuant to its ATM Program since the commencement of the ATM Program in November 2024. As of June 27, 2025, the Company had 47,552,742 outstanding shares of Common Stock.

Contract with the U.S. Air Force Office of Special Investigations

On June 25, 2025, the Company announced that it had been awarded a sole source contract with the Air Force Office of Special Investigations (“AFOSI”). Under the contract, the Company’s AI-powered solutions, including Intelligent Digital Evidence Management System (“iDEMS”), will be implemented as part of the Department of Defense’s (“DoD”) mission requirements for Law Enforcement Modernization, Counterintelligence & Security. The Company’s aiWARE platform, iDEMS and professional services will provide AFOSI with advanced investigative, intelligence and counterintelligence capabilities in support of the DoD and inter-agency mission requirements. The Company expects to begin recognizing revenue under this contract on certain software deliverables during the second quarter of 2025.

VDR Pipeline

On June 26, 2025, the Company announced that the qualified and near-term opportunity set of its VDR pipeline exceeds $15 million, up from $10 million reported in early May 2025. This growth reflects contracts signed with additional hyperscalers since the beginning of the second quarter, including key leading AI model providers and intellectual property owners.

The Company’s sales pipeline represents revenue it expects to receive based on the total fees payable during the full contract term for new contracts outstanding at the end of the quarter and contracts that the Company believes have a high probability of closing in the next three to twelve months. The Company includes in its sales pipeline fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term and do not include any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services) and any fees payable after contract renewals or extensions that are at the discretion of the customer. Many of the Company’s contracts require it to provide services over more than one year and may include professional fees required to enable the Company’s technology in certain environments it does not host or have direct control over. In some cases, customers may have the ability to terminate their agreements with the Company on short notice and the Company’s pipeline does not consider the potential impact of any early termination. No assurance can be given that the Company will ultimately realize its full sales pipeline.

Cost and Restructuring Initiatives

On June 26, 2025, the Company announced that it had implemented certain cost and restructuring initiatives designed to further streamline the business and improve its financial condition following the completion of previously announced strategic transactions. The Company expects the recent cost and restructuring initiatives to generate annualized savings of up to $10.0 million, of which over $7.5 million was executed in June 2025, and provide a clearer pathway to profitability as early as the second half of 2026. The Company expects to incur costs and expenses of between $0.5 million to $0.7 million as a result of these reductions primarily related to one-time severance, transition and termination-related costs. As of June 26, 2025, the Company had $8.8 million of cash and cash equivalents.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Cooley LLP.

10.1†	Form of Securities Purchase Agreement, by and among Veritone, Inc. and the Purchasers, dated June 30, 2025.

10.2	Third Amendment to Credit and Guaranty Agreement, dated June 30, 2025, by and among Veritone, Inc., certain of its direct and indirect subsidiaries and the other parties thereto.

10.3†	Form of Securities Purchase Agreement, by and between Veritone, Inc. and The RSS Living Trust dated April 6, 2012, dated June 30, 2025.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

99.1	Press Release of Veritone, Inc. dated June 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the completion of the Registered Direct Offering, the use of proceeds therefrom, the Company’s entry into and closing of the Private Placement, the Company’s ability to recognize revenue under its contract with AFOSI on certain software deliverables in the second quarter of 2025, the expected VDR sales pipeline and the annualized cost savings to be generated under the Company’s recent cost restructuring initiatives. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to update any forward-looking statement.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on estimates and assumptions that are subject to change or revision. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, without limitation, market conditions and the Company’s ability to satisfy the closing conditions to the Registered Direct Offering, as well as risks and uncertainties inherent in the Company’s business. For a discussion of these and other factors, please refer to the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, and the Company’s other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date: June 30, 2025	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer